                                                                    EXHIBIT 21.1

                          SUBSIDIARIES OF THE COMPANY

        UDT Sensors, Inc.                         California
        Rapiscan Security Products (U.S.A.), Inc. California
        Ferson Optics, Inc.                       California
        Rapiscan Security Products Limited        United Kingdom
        Opto Sensors (Singapore) Pte Ltd.         Singapore
        Opto Sensors (Malaysia) Sdn. Bhd.         Malaysia
        Rapiscan Consortium (M) Sdn. Bhd.         Malaysia
        Advanced Micro Electronics AS             Norway